EXHIBIT 99.1

Orange County Bancorp, Inc. Announces Retirement of CFO Robert Peacock in 2023
SVP Chief Accounting Officer and Controller, Michael Lesler to assume CFO role

MIDDLETOWN, N.Y. – December 21, 2022 — Orange County Bancorp, Inc. (the "Company") (NASDAQ:OBT), parent company of Orange Bank & Trust Co. (the "Bank") announced today the retirement of Robert Peacock, Senior Executive Vice President and Chief Financial Officer, effective March 15, 2023.  He will be succeeded by Michael Lesler, who currently serves as Senior Vice President and Chief Accounting Officer and Controller.

“Rob has been a valued member of our executive team since he joined us in 2018 and his expertise and stewardship have been important to the bank’s strategic direction and growth,” said Michael Gilfeather, President and CEO. “We are tremendously grateful for his tireless commitment, sound judgement and steadfast leadership. I know I speak on behalf of everyone here at the Bank when I say Rob will be greatly missed.”

“Fortunately, the impact of this transition will be softened by the Bank’s leadership succession plan, which over a year ago identified the need to supplement senior management with someone with significant financial experience, knowledge, and leadership potential. This led to Michael joining our team, with the presumption he could eventually assume the CFO role,” Gilfeather added. “Since then, Michael’s demonstrated financial management experience, as well as strategic and operational savvy, have played a critical role in developing and executing our strategy. This and his deep understanding of our operating environment, industry, and organization made the decision to make Michael our next CFO an easy one. I congratulate him on his new role and responsibilities.”

Lesler joined the Bank in 2021 with over 20 years of banking industry experience, including extensive executive leadership roles in financial and operational management. Prior to joining, Lesler served as Executive Vice President and Chief Operating Officer of BCB Bank and, prior to that, held the same role at Clifton Savings Bank. He also held the positions of Chief Financial Officer, Chief Operating Officer, and President at Bank of New Jersey, where he served for 11 years.

“Building on the disciplined momentum generated by Rob and Michael represents an incredibly exciting opportunity,” said Lesler. “I couldn’t be more excited to continue my efforts and collaboration with this great team as CFO.”

About Orange County Bancorp Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 130 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.